EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
ESTIMATED FIRST QUARTER 2020 RESULTS,
APRIL 2020 MONTHLY DIVIDEND AND
MARCH 31, 2020 RMBS PORTFOLIO CHARACTERISTICS

•	April 2020 Monthly Dividend of $0.055 Per Share
•	Estimated Book Value Per Share as of March 31, 2020 of $4.64
•	Estimated GAAP net loss of $1.42 per share for the quarter ended March 31, 2020, including an estimated $1.66 per share of net realized and unrealized losses on RMBS and derivative instruments
•	Estimated (22.2)% total return on equity for the quarter
•	Estimated book value per share as of April 7, 2020 of approximately $4.83 to $4.93
•	Estimated debt to equity leverage ratio as of April 7, 2020 of approximately 8.6x to 8.8x
•	Estimated book value, net loss and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
•	RMBS Portfolio Characteristics as of March 31, 2020
•	Next Dividend Announcement Expected May 13, 2020

Vero Beach, Fla., April 8, 2020 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of April 2020. The dividend of $0.055 per share will be paid May 27, 2020 to holders of record on April 30, 2020, with an ex-dividend date of April 29, 2020. The Company plans on announcing its next dividend after the Board’s meeting on May 13, 2020.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of April 8, 2020, the Company had 66,236,639 shares outstanding. As of March 31, 2020, the Company had 66,232,508 shares outstanding. As of December 31, 2019, the Company had 63,061,781 shares outstanding.

Estimated March 31, 2020 Book Value Per Share

The Company’s estimated book value per share as of March 31, 2020 was $4.64.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At March 31, 2020, the Company's preliminary estimated total stockholders' equity was approximately $307.5 million with 66,232,508 shares of common stock outstanding. These figures and the resulting estimated book value per share as of March 31, 2020 are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.  The estimated book value per share and the estimated debt to equity leverage ratio as of April 7, 2020 are preliminary, subject to change and have not been audited or verified by any third party.

Estimated Net Loss Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net loss per share of $1.42, which includes $1.66 per share of net realized and unrealized losses on RMBS and derivative instruments for the quarter ended March 31, 2020.  These amounts compare to total dividends declared during the quarter of $0.24 per share.  Net loss per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net loss. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended March 31, 2020 was (22.2)%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $(1.39) per share, comprised of dividends per share of $0.24 and a decrease in book value per share of $1.63 from December 31, 2019.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of March 31, 2020 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended March 31, 2020, are subject to review by the Company’s independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS,  such as mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae and CMOs, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2019.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Mar 2020	Jan - Mar	Modeled	Modeled
					Net			Weighted	CPR	2020 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Apr)	in Apr)	(-50 BPS)(1)	(+50 BPS)(1)
Pass Through RMBS
Post Reset ARM	$951	$984	0.03%	$103.46	4.51%	4.96%	188	173	0.00%	0.00%	$(14)	$21
Fixed Rate CMO	163,125	173,409	5.88%	106.30	4.00%	4.40%	33	323	9.12%	9.25%	600	(833)
15yr 3.0	17,346	18,333	0.62%	105.69	3.00%	3.62%	2	175	0.76%	0.00%	139	(195)
15yr 3.5	34,201	36,473	1.24%	106.64	3.50%	3.96%	4	172	2.99%	0.00%	326	(409)
15yr 4.0	1,606	1,723	0.06%	107.28	4.00%	4.47%	23	146	0.44%	1.80%	20	(21)
15yr Total	53,153	56,529	1.92%	106.35	3.35%	3.86%	4	172	2.19%	1.80%	485	(625)
20yr 4.0	76,765	85,044	2.88%	110.79	4.00%	4.48%	32	203	9.92%	11.54%	1,399	(1,492)
20yr Total	76,765	85,044	2.88%	110.79	4.00%	4.48%	32	203	9.92%	11.54%	1,399	(1,492)
30yr 3.0	78,724	83,298	2.82%	105.81	3.00%	3.83%	9	349	11.74%	7.41%	960	(1,369)
30yr 3.5	1,216,938	1,307,079	44.33%	107.41	3.50%	4.04%	6	350	9.23%	6.82%	13,862	(18,759)
30yr 4.0	498,452	545,749	18.51%	109.49	4.00%	4.52%	13	344	7.77%	5.94%	7,827	(9,246)
30yr 4.5	352,127	388,070	13.16%	110.21	4.50%	5.00%	14	345	15.17%	14.30%	3,766	(4,318)
30yr 5.0	243,576	268,541	9.11%	110.25	5.00%	5.51%	22	334	19.55%	18.82%	2,881	(3,115)
30yr Total	2,389,817	2,592,737	87.93%	108.49	3.89%	4.42%	11	346	10.94%	9.82%	29,296	(36,807)
Total Pass Through RMBS	2,683,811	2,908,703	98.64%	108.38	3.89%	4.41%	12	337	10.62%	9.83%	31,766	(39,736)
Structured RMBS
Interest-Only Securities	385,726	40,094	1.36%	10.39	4.00%	4.59%	69	278	25.62%	22.86%	(2,294)	4,296
Total Structured RMBS	385,726	40,094	1.36%	10.39	4.00%	4.59%	69	278	25.62%	22.86%	(2,294)	4,296
Total Mortgage Assets	$3,069,537	$2,948,797	100.00%		3.90%	4.44%	20	330	12.51%	11.91%	$29,472	$(35,440)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(50,000)	Dec-2021									(438)	438
Swaps	(625,000)	Jun-2024									(13,482)	13,482
5-Year Treasury Futures	(69,000)	Jun-2020(2)									(2,088)	2,298
Swaptions	(750,000)	Nov-2020									(1,026)	3,246
Hedge Total	$(1,494,000)										$(17,034)	$19,464
Rate Shock Grand Total											$12,438	$(15,976)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five year treasury futures contracts were valued at prices of $125.36 at March 31, 2020. The market value of the short position was $86.5 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of March 31, 2020			As of March 31, 2020
Fannie Mae	$2,194,582	74.4%	Non-Whole Pool Assets	$311,970	10.6%
Freddie Mac	754,215	25.6%	Whole Pool Assets	2,636,827	89.4%
Total Mortgage Assets	$2,948,797	100.0%	Total Mortgage Assets	$2,948,797	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of March 31, 2020	Borrowings	Debt	Rate	in Days	Maturity
Wells Fargo Bank, N.A.	$351,748	12.5%	1.04%	12	4/20/2020
Mirae Asset Securities (USA) Inc.	306,046	10.9%	1.76%	40	5/13/2020
Merrill Lynch, Pierce, Fenner & Smith	291,341	10.4%	1.03%	13	4/13/2020
Mitsubishi UFJ Securities (USA), Inc	213,624	7.6%	1.73%	23	5/27/2020
Cantor Fitzgerald & Co	209,554	7.5%	0.87%	13	4/15/2020
J.P. Morgan Securities LLC	197,448	7.0%	0.96%	13	4/28/2020
Citigroup Global Markets Inc	186,012	6.6%	1.77%	42	5/14/2020
ABN AMRO Bank N.V.	169,713	6.0%	1.50%	37	5/14/2020
ING Financial Markets LLC	165,740	5.9%	0.89%	5	4/9/2020
ASL Capital Markets Inc.	164,115	5.8%	1.67%	26	5/28/2020
RBC Capital Markets, LLC	136,142	4.8%	1.77%	43	5/13/2020
Guggenheim Securities, LLC	113,115	4.0%	1.77%	51	5/28/2020
Daiwa Securities America Inc.	81,471	2.9%	1.58%	26	5/12/2020
Barclays Capital Inc	78,326	2.8%	1.05%	13	4/13/2020
Lucid Cash Fund USG LLC	58,120	2.1%	1.03%	16	4/16/2020
Bank of Montreal	32,967	1.2%	1.78%	43	5/13/2020
J.V.B. Financial Group, LLC	26,712	1.0%	0.80%	20	4/20/2020
South Street Securities, LLC	26,370	0.9%	1.77%	36	5/6/2020
Mizuho Securities USA, Inc	1,686	0.1%	1.50%	21	4/21/2020
Total Borrowings	$2,810,250	100.0%	1.35%	24	5/28/2020

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400